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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2004


                     PANHANDLE EASTERN PIPE LINE COMPANY, LP
             (Exact name of registrant as specified in its charter)


          Delaware                     1-2921                44-0382470
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                   Identification No.)

    5444 Westheimer Road
       P.O. Box 4967
       Houston, Texas                                           77210-4967
 (Address of Principal                                           (Zip Code)
    Executive Offices)


       Registrant's telephone number, including area code: (713) 989-7000



   Panhandle Eastern Pipe Line Company, LLC (Former name or former address, if changed since last report)




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ITEM 5.  Other Events

         On June 29, 2004, the form of organization of Panhandle Eastern Pipe Line Company, LLC, a Delaware limited liability company (the "Company"), and an indirect wholly owned subsidiary of Southern Union Company (NYSE: SUG), changed from a limited liability company to a limited partnership. The change in the form of organization was effected by conversion pursuant to Section 18-216 of the Delaware Limited Liability Company Act and Section 17-217 of the Delaware Revised Uniform Limited Partnership Act. Pursuant to the conversion, all rights and liabilities of the Company are vested in Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership.

         As a result of the conversion, the 4.80% Senior Notes due 2008, Series B, and the 6.05% Senior Notes due 2013, Series B, which are listed on the New York Stock Exchange, were vested in Panhandle Eastern Pipe Line Company, LP and have been deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of paragraph (a) of Rule 12g-3 thereunder.




                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               PANHANDLE EASTERN PIPE LINE COMPANY, LP

                               By:    Southern Union Panhandle, LLC,
                                           its General Partner


                                      By:  /s/   DENNIS K. MORGAN
                                         ---------------------------------------
                                           Name: Dennis K. Morgan
                                           Title: Executive Vice President and
                                                  Secretary

Date:  June 29, 2004